SUN RIVER ENERGY, INC.
                   ANNOUNCES SIGNING OF ACQUISITION AGREEMENTS


DENVER, CO - - (PRNewswire-First Call) - - July 19, 2010 - Sun River Energy, Inc. (OTC:BB:SNRV) announces today that it has entered into a Share Purchase Agreement and an Acquisition Agreement. Both agreements have a proposed effective closing date of August 1, 2010.

The Share Purchase Agreement is to acquire all of the outstanding shares of PC Operating Texas Inc., full-service oil and gas operating company with headquarters in Dallas, Texas with current operations in West, Texas. The price is $500,000 to be paid with 250,000 shares the Company's restricted common stock. After the proposed effective closing, Sun River Energy will move its Denver corporate headquarters to the former PC Operating Dallas office.

The Acquisition Agreement is for all of the interests of FTP Oil and Gas LP ("FTP"), in 2,148 gross acres (1,610 net acres) in Tom Green County, Texas, which acreage includes four prospects developed by industry partner Fairchild Petroleum of Midland, Texas. Two wells have been drilled on the prospect acreage by the operator PC Operating LLC of Dallas, Texas.

The Stansberry # 1 well, drilled to a total depth of 5,507', has been completed in the Harkey Sand at 4,780' to 4,784'. The well has 1,650 psi shut in tubing pressure and is awaiting a pipeline connection.

The Lora # 1 well was drilled to a total depth of 4,807'. The well remains shut in awaiting completion attempts in the 3,200' sands.

Sun River is acquiring a 39% working interest and a 29.25% net revenue interest in both wells and will operate the wells. Field spacing rules allow for an additional 51 development wells on the prospect acreage. The purchase price of FTP's existing property is $3,776,000 paid with 1,388,000 shares of the Company's common stock and $1,000,000 in the form of a convertible promissory note.

In addition, FTP is assigning its interest under an existing LOI for the acquisition of production, mineral leases, and development contracts covering lands approximating 52,768 net acres in the East Texas Basin. This acquisition is subject to ongoing due diligence.

"This acquisition is a critical step forward in Sun River's overall strategy," explains Jay Leaver, President of Sun River.

About Sun River Energy:
Sun River Energy, Inc. is a Denver based oil and gas exploration company focusing its efforts on North America, specifically oil and natural gas in the Rocky Mountain region. We have strong ties to the investment community, and are dedicated to growing investor stock value. For further information on the Company, please visit our website www.SunRiverEnergy.com.



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Media Contact:
Jay Leaver
1-800-669-6511
info@sunriverenergy.com

Notice Regarding Forward-Looking Statements

 This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our energy properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.